Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                         For the Month of August 1999
                    Distribution Date of September 15, 1999
                           Servicer Certificate #29

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $147,729,016.51
Beginning Pool Factor                                           0.3028831

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,961,541.62
     Interest Collected                                     $1,221,957.12

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $442,341.22
Total Additional Deposits                                     $442,341.22

Repos / Chargeoffs                                            $394,307.18
Aggregate Number of Notes Charged Off                                 111

Total Available Funds                                       $9,625,839.96

Ending Pool Balance                                       $139,373,167.71
Ending Pool Factor                                              0.2857514

Servicing Fee                                                 $123,107.51

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,857,214.97
     Target Percentage                                               5.25%
     Target Balance                                         $7,317,091.30
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($357,283.54)
     Ending Balance                                        $10,499,931.43

Current Weighted Average APR:                                       9.873%
Current Weighted Average Remaining Term (months):                   25.42

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $1,401,372.80      983
                                31 - 60 days            $469,465.93      297
                                60+  days               $238,034.24       98

     Total:                                           $2,108,872.97    1,016

     Balances:                  60+  days             $2,045,635.22       98

Memo Item - Reserve Account
     Prior Month                                     $10,499,931.43
+    Invest. Income                                      $44,292.28
+    Excess Serv.                                       $312,991.26
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,857,214.97

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of August 1999

                                                                              NOTES
                                                            (Money Market)
                                               TOTAL          CLASS A - 1       CLASS A - 2        CLASS A - 3      CLASS B NOTES
                                        $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%            100.00%             0.00%
     Coupon                                                         5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                  $147,729,016.51
Ending Pool Balance                     $139,373,167.71

Collected Principal                       $7,961,541.62
Collected Interest                        $1,221,957.12
Charge - Offs                               $394,307.18
Liquidation Proceeds / Recoveries           $442,341.22
Servicing                                   $123,107.51
Cash Transfer from Reserve Account                $0.00
Total Collections Avail for Debt Service  $9,502,732.45

Beginning Balance                       $147,729,016.51              $0.00              $0.00    $130,229,016.51    $17,500,000.00

Interest Due                                $833,892.39              $0.00              $0.00        $732,538.22       $101,354.17
Interest Paid                               $833,892.39              $0.00              $0.00        $732,538.22       $101,354.17
Principal Due                             $8,355,848.80              $0.00              $0.00      $8,355,848.80             $0.00
Principal Paid                            $8,355,848.80              $0.00              $0.00      $8,355,848.80             $0.00

Ending Balance                          $139,373,167.71              $0.00              $0.00    $121,873,167.71    $17,500,000.00
Note / Certificate Pool Factor                                      0.0000             0.0000             0.6925            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $9,189,741.19              $0.00              $0.00      $9,088,387.02       $101,354.17

Interest Shortfall                                $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                            $312,991.26
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $10,857,214.97
(Release) / Draw                           ($357,283.54)
Ending Reserve Acct Balance              $10,499,931.43

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of August 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                   4                 3                   2                   1
                                  Apr-99              May-99            Jun-99              Jul-99             Aug-99
Beginning Pool Balance       $186,448,564.58     $177,026,304.16    $165,624,131.84     $156,684,111.52    $147,729,016.51

A)  Loss Trigger:
    Principal of Contracts
    Charged Off                  $305,937.53         $232,656.94         $23,478.92         $411,315.55        $394,307.18
    Recoveries                   $477,790.53         $331,286.59        $405,430.69         $317,595.46        $442,341.22

Total Charged Off (Months 5, 4, 3)                   $562,073.39
Total Recoveries (Months 3, 2, 1)                  $1,165,367.37
Net Loss / (Recoveries) for 3 Mos                   ($603,293.98)(a)

Total Balance (Months 5, 4, 3)                   $529,099,000.58 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   -1.3683%

Trigger:  Is Ratio > 1.5%                                     No
                                                                        Jun-99              Jul-99             Aug-99

B)   Delinquency Trigger:                                             $2,554,716.69       $2,127,758.25      $2,045,635.22
     Balance delinquency 60+ days                                          1.54248%            1.35799%           1.38472%
     As % of Beginning Pool Balance                                        1.06444%            1.24543%           1.42840%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                        2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer